Exhibit 99.1


   New York City Department of Health and Mental Hygiene Indicates
       Intent to Extend New York City - Rikers Island Contract
                      Through December 31, 2010


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Sept. 25, 2007--America Service Group Inc. (NASDAQ:ASGR) announced today that the New York City Department of Health and Mental Hygiene (DOHMH) has publicly indicated its intent to extend by three additional years its contract with the Company's operating subsidiary, Prison Health Services, Inc. (PHS) for the provision of comprehensive medical, mental health, dental and ancillary services to inmates in the custody of the New York City Department of Correction.

    PHS, through arrangements with professional service corporations, began providing comprehensive medical, mental health, dental and ancillary services to the approximately 13,000 inmates located within the New York City - Rikers Island complex and at the Manhattan
Detention Center on January 1, 2001.

    The current "cost plus fixed fee" contract between DOHMH and PHS, awarded as a result of a competitive re-bid following the expiration of the initial contract term, commenced January 1, 2005. The planned three-year extension of the contract would commence January 1, 2008, and run through December 31, 2010. Annual revenues under the contract for the most recent year ended December 31, 2006, were $106.7 million.

    The contract extension between DOHMH and PHS is subject to negotiation of final contract and budget terms.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the risk that final contract extension terms to provide comprehensive medical, mental health, dental and ancillary services to New York City inmates cannot be agreed upon or will be materially different than currently anticipated;

    -- the Company's ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    -- the Company's ability to locate and/or execute on acquisition opportunities;

    -- risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

    -- the Company's ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

    -- the Company's ability to maintain and continually develop information technology and clinical systems;

    -- the outcome or adverse development of pending litigation, including professional liability litigation;

    -- risks arising from the possibility that the acquirer of certain assets of SPP cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;

    -- the Company's dependence on key management and clinical personnel;

    -- risks arising from potential weaknesses or deficiencies in the Company's internal control over financial reporting;

    -- risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results; and

    -- the risks arising from shareholder litigation as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release and you should not place undue reliance on any forward-looking statement. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer